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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-156725, 333-191405, 333-206682, 333-206683, and 333-212947) on Form S-8 and Registration Statement (No. 333-218891) on Form S-3 of Summer Infant, Inc. and Subsidiaries of our report dated February 20, 2019, relating to the consolidated financial statements of Summer Infant, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K of Summer Infant, Inc. and Subsidiaries for the year ended December 29, 2018.

/s/ RSM US LLP
RSM US LLP
Boston, MA
February 20, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm